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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                 REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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        PrivateBancorp, Inc.                   PrivateBancorp Capital Trust I
     (Exact Name of Registrant                   (Exact Name of Registrant
    as Specified in Its Charter)                as Specified in Its Charter)

               Delaware                                   Delaware
       (State of Incorporation                    (State of Incorporation
           or Organization)                           or Organization)

              36-3681151                                 Applied for
          (I.R.S. Employer                            (I.R.S. Employer
         Identification No.)                         Identification No.)

      Ten North Dearborn Street                   Ten North Dearborn Street
       Chicago, Illinois 60602                     Chicago, Illinois 60602
        (Address of Principal                       (Address of Principal
          Executive Offices)                          Executive Offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [_]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

     Securities Act registration statement file numbers to which this form relates:

                        333-52676     ; 333-52676-01
                            ----------      --------

     Securities to be Registered Pursuant to Section 12(b) of the Act:

          Title of Each Class              Name of Each Exchange on Which
          to be so Registered:             Each Class is to be Registered:
          --------------------             -------------------------------
                  None                                   None

     Securities to be Registered Pursuant to Section 12(g) of the Act:

                   __% Cumulative Trust Preferred Securities
                   (and the Guarantee with respect thereto)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

     For a full description of PrivateBancorp Capital Trust I's __% Cumulative Trust Preferred Securities (the "Trust Preferred Securities") and PrivateBancorp, Inc.'s guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-52676 and Registration No. 333-52676-01) filed by PrivateBancorp, Inc. and PrivateBancorp Capital Trust I with the Securities and Exchange Commission (the "Commission") on December 22, 2000 under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits.

     2.1 Certificate of Trust of PrivateBancorp Capital Trust I (incorporated by reference to Exhibit 4.4 to the Registration Statement.)

     2.2 Trust Agreement of PrivateBancorp Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement.)

     2.3 Form of Amended and Restated Trust Agreement of PrivateBancorp Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement.)

     2.4 Form of Preferred Securities Certificate of PrivateBancorp Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement which is included as Exhibit D to Exhibit 4.6 to the Registration Statement.)

     2.5 Form of Preferred Securities Guarantee Agreement of PrivateBancorp Capital Trust I (incorporated by reference to Exhibit 4.8 to the Registration Statement.)

     2.6 Form of Indenture for Junior Subordinated Debentures (incorporated by reference to Exhibit 4.2 to the Registration Statement.)


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     2.7  Form of Junior Subordinated Debenture (incorporated by reference to
          Exhibit 4.3 to the Registration Statement which is included as Exhibit A to Exhibit 4.2.)

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 22, 2000            PRIVATEBANCORP, INC.


                                    By: /s/ Ralph B. Mandell
                                       ---------------------------------------
                                       Ralph B. Mandell
                                       Chairman, President and
                                       Chief Executive Officer


                                    PRIVATEBANCORP CAPITAL TRUST I


                                    By: /s/ Ralph B. Mandell
                                       ---------------------------------------
                                       Ralph B. Mandell, as Trustee


                                    By: /s/ Gary L. Svec
                                       ---------------------------------------
                                       Gary L. Svec, as Trustee


                                    By: /s/ Lisa M. O'Neill
                                       ---------------------------------------
                                       Lisa M. O'Neill, as Trustee

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